Exhibit 5.1
June 3, 2010
VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Re: Genesis Fluid Solutions Holdings, Inc. Form S-1 Registration Statement
Ladies and Gentlemen:
     We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Genesis Fluid Solutions Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission.
     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.
     Based on our examination mentioned above and the laws of the State of Delaware, we are of the opinion that the securities being sold pursuant to the Registration Statement, consisting of (i) 7,027,500 shares of common stock; (ii) 3,412,500 shares of common stock issuable upon exercise of warrants, (iii) 1,300,000 shares of common stock currently being held in escrow; and (iv) 107,500 shares of common stock issuable upon exercise of warrants issued to the placement agents; are duly authorized and, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable and binding obligations under the laws of the State of Colorado.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP
61 Broadway New York, New York 10006 212-930-9700 212-930-9725 Fax
www.srff.com